UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Capital Market
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2024, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 145,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 4,823,945 shares of Common Stock (the “Pre-Funded Warrants”), (iii) series A warrants to purchase up to 4,968,945 shares of Common Stock (the “Series A Warrants”), and (iv) series B warrants to purchase up to 4,968,945 shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Common Warrants”). The purchase price of each share of Common Stock and associated Common Warrants was $1.61 and the purchase price of each Pre-Funded Warrant and associated Common Warrants was $1.6099.

The Common Warrants are exercisable immediately upon issuance at an exercise price of $1.36 per share. The Series A Warrants will expire five and one-half years from the date of issuance and the Series B Warrants will expire eighteen months from the date of issuance. The Pre-Funded Warrants are exercisable immediately upon issuance at an exercise price of $0.0001 per share and may be exercised at any time until the Pre-Funded Warrants are exercised in full. A holder of Pre-Funded Warrants or Common Warrants (together with its affiliates) may not exercise any portion of such warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder 9.99%) of the Company’s outstanding Common Stock immediately after exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of April 30, 2024, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the securities issued in the Private Placement no later than 15 days after the date of the Registration Rights Agreement, and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 45 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The Private Placement closed on May 2, 2024. The gross proceeds to the Company from the Private Placement were approximately $8.0 million, before deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of April 29, 2024, between the Company and Wainwright (as amended, the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement and (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement. In addition, the Company agreed to pay Wainwright certain expenses and issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 298,137 shares of Common Stock at an exercise price equal to $2.0125 per share. The Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and a half years from the date of issuance.

In connection with this transaction, the Company is required to compensate Roth Capital Partners, LLC, pursuant to a tail provision contained in an engagement letter entered into on March 14, 2024, in an amount equal to 7.0% of the aggregate proceeds of the Private Placement plus the reimbursement of certain expenses.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of Series A Warrant, the form of Series B Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the shares of Common Stock, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants, (ii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, (iii) the shares of the Common Stock issuable upon exercise of the Common Warrants, and (iv) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants. Neither the issuance of the shares of Common Stock, the Pre-Funded Warrants, the Common Warrants, the Placement Agent Warrants or the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the Common Warrants or the Placement Agent Warrants were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the shares of Common Stock, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants were, and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, the Common Warrants or the Placement Agent Warrants will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On April 30, 2024, the Company issued a press release announcing the pricing of the Private Placement. On May 2, 2024, the Company issued a press release announcing the closing of the Private Placement. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
4.4	Form of Placement Agent Warrant
10.1	Securities Purchase Agreement, dated as of April 30, 2024, between the Company and the purchaser named therein
10.2	Form of Registration Rights Agreement, dated as of April 30, 2024, between the Company and the purchaser named therein
99.1	Press Release, dated April 30, 2024
99.2	Press Release, dated May 2, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President-Finance,
Chief Financial Officer and Chief Operating Officer

Date: May 2, 2024